Exhibit B

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of December 1, 2010 between Prides Capital Fund I, L.P. a Delaware limited partnership (the “Seller”), and Infinity Capital Partners, L.P., a Delaware limited partnership (the “Purchaser,” and together with the Seller, the “Parties”).

WHEREAS, the Seller is a stockholder of Ameritrans Capital Corporation, a Delaware corporation (the “Company”);

WHEREAS, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the purchaser 848,500 shares (the “Shares”) of the common stock, par value $.0001 per share (“Common Stock”) and warrants to purchase 213,675 shares of Common Stock represented by WAR100122 (147,425) and WAR100087 (66,250) (the “Warrants” and, collectively with the Shares, the “Securities”), of the Company, comprising all of the securities in the Company held of record and/or beneficially by the Seller, upon the terms and conditions set forth herein.

NOW THEREFORE, INTENDING TO BE LEGALLY BOUND and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to terms and conditions set forth below, the parties agree as follows:

1. At the Closing (as defined below), the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Securities, for an aggregate purchase price of $1,026,685 (the “Purchase Price”). The Purchase Price for the Securities shall be reduced by the amount of dividends, if any, paid on the Shares between the date hereof and the date of the Closing. Concurrently with the execution of this Agreement, the Seller agrees to deliver to Katten Muchin Rosenman LLP (the “Escrow Agent”) the Securities, duly endorsed for transfer to Purchaser and accompanied by appropriate stock powers transferring such Securities to the Purchaser, to be held in escrow as described herein. The Escrow Agent is hereby authorized to deliver to the Purchaser the Securities from and after the date of the Closing upon receipt of confirmation from the Purchaser and Seller that the Purchase Price funds have been wired as provided below. Seller shall deliver on or before the Closing such other documents and instruments as may reasonably be requested by the Company in order to effectuate the transfer and assignment in full of the Securities. At the Closing, upon receipt by the Purchaser of the items referred in the immediately preceding sentence, the Purchaser shall deliver the Purchase Price for the Securities to the Seller by wire transfer of immediately available funds to an account designated by the Seller, and such other documents as may be reasonably requested by the Company in order to effectuate the transfer and assignment of the Securities.

2. The closing of the sale and purchase of the Securities hereunder (the “Closing”) shall occur on December 31, 2010, at 11:00 a.m. or at such other time and on such other date as the Parties shall mutually agree. The Seller agrees to deliver the Securities to the Purchaser at the Closing free and clear of any and all liens, claims or encumbrances of any kind.

3. Representations and Warranties of the Seller as of the date hereof and as of the Closing:

(a)	The Seller has the full right, power and authority to enter into this Agreement and to transfer, convey and sell the Securities to the Purchaser in accordance with the terms hereof.

(b)	This Agreement has been duly authorized, executed and delivered on behalf of the Seller and constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c)	The Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Seller or the transfer, conveyance and sale of the Securities to be sold by the Seller to the Purchaser pursuant to the terms hereof.

(d)	The Seller is, and immediately prior to the Closing, Seller will be, the sole record and beneficial owner of the Securities, and Seller shall, at the Closing, transfer to Buyer, good title to the Securities free and clear of all Liens except for restrictions on transfer imposed by applicable securities laws. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. Seller is not a party to any option, warrant, purchase right or other contract or commitment that could require Seller to sell, transfer, or otherwise dispose of any Securities or otherwise prohibit Seller from transferring the Securities as contemplated by this Agreement. Neither Seller, nor any of its affiliates owns, beneficially or of record, any securities of the Company other than the Securities, other than stock options held by the Seller’s board designee granted under the Company’s Non-Employee Director Stock Option Plan.

(e)	The Seller has been given access to, and prior to the execution of this Agreement Seller was provided with an opportunity to ask questions of, and receive answers from representatives of the Company (including, without limitation, Seller’s designee on the Company’s Board of Directors) concerning the Company and the Securities, and to obtain any other information which Seller and its representatives requested with respect to the Company and the Securities in order to evaluate Seller’s decision to sell the Securities. Seller agrees to keep all such information confidential and that it shall not effect any additional transactions in the Company’s securities while in possession of any such information. Seller agrees that neither the Company, Purchaser nor any of their respective affiliates shall have any liability to Seller, and agrees that that it shall not commence or pursue any litigation against Purchaser based in whole or in part on any such knowledge or information held by Purchaser.

(f)	The representations and warranties of the Seller contained herein shall be deemed to be made on the date hereof and on the date of the Closing and shall survive the Closing.

4. Representations and warranties of the Purchaser

(a)	The Purchaser has the full right, power and authority to enter into this Agreement and to acquire the Securities from the Purchaser in accordance with the terms hereof.

(b)	This Agreement has been duly authorized, executed and delivered on behalf of the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

(c)	The Purchaser is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement by the Purchaser.

(d)	The Purchaser represents and warrants that it is a sophisticated investor that qualifies as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(e)	The Purchaser is acquiring the Securities for its own account for investment only and not as nominee or agent and not with a view to, or for sale in connection with, a distribution of the Securities and with no present intention of selling, transferring, granting a participation in or otherwise distributing, the Securities, all within the meaning of the Securities Act and the rules and regulations thereunder and any applicable state, securities or blue-sky laws.

5. (a) During the period commencing on the date hereof through and including the Closing, at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company, upon request of the Purchaser, the Seller shall vote or cause to be voted the Securities in accordance with the Purchaser’s voting instructions on any matter that is put to a vote of the Company stockholders.

(b) Concurrently with the execution of this Agreement, the Seller agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by law, with respect to the Securities referred to therein.

6. Effective as of the Closing, Seller hereby sells, transfers and assigns to Purchaser all of its rights and remedies arising under or in connection with that certain Registration Rights Agreement, by and between the Company and the Seller in respect of the Securities (the “Registration Rights Agreement”). Seller hereby acknowledges, represents, warrants and agrees that the Securities constitute, and shall constitute as of the Closing, more than 50% of the Registrable Securities (as defined in the Registration Rights Agreement) owned by the Seller.

7. This Agreement sets forth the entire understanding and agreement (and supersedes any and all understandings, negotiations and agreements, written or oral, not expressly set forth in this Agreement) between the parties hereto relating to the subject matter hereof. This Agreement shall be binding upon and shall inure solely to the benefit of the parties and their respective successors and assigns, except that the Company shall be deemed a third party beneficiary of the provisions of Section 3 and 4 hereof and the Escrow Agent shall be deemed a third party beneficiary of the provisions of Sections 1 and 10 hereof. This Agreement cannot be modified, changed, amended or terminated except by an instrument in writing signed by the party sought to be charged.

8. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

9. The Seller and the Purchaser each agree to take such reasonable steps and execute and/or deliver such other documents (including, without limitation, under the terms of the Warrants) as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

10. Each party shall bear its own costs, fees and expenses relating to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

11. The Escrow Agent may act or refrain from acting in respect of any matter arising in connection with the administration of the Securities, shall have no duties or obligations other than as stated herein and shall be protected in acting upon any notice, certificate or other communication, not only as to the due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith reasonably believe to be valid and to have been signed or presented by a proper person or persons. The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act. The Escrow Agent shall not be bound by any notice, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless in writing delivered to the Escrow Agent, and, if the duties of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. Each Party shall indemnify and hold the Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature which may be incurred by the Escrow Agent by reason of its acceptance of the Securities, including, without limitation, attorneys’ fees either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself for liabilities incurred (the “Losses”), except to the extent the Losses arise from the gross negligence or willful misconduct of the Escrow Agent.

12. The Purchaser agrees that the Company, its transfer agent and their respective legal counsel may rely upon the Purchaser’s representations and warranties contained in Section 4 above.

13. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without regard to any conflict of laws provisions or principles thereof.

14. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executive this Agreement as of the date first set forth above.

PRIDES CAPITAL FUND I, L.P.

By:	Prides Capital Partners, LLC, its general partner

By:
Name: Kevin A. Richardson II
Title: Managing Member

INFINITY CAPITAL PARTNERS, L.P

By:	Infinity Capital, LLC, its general partner

By:
Name: Michael Feinsod
Title: Managing Member

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Ameritrans Capital Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Mr. Michael Feinsod as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights expressly provided herein (to the full extent that the undersigned is entitled to do so) and subject to all the limitations and restrictions provided herein with respect to the Subject Securities. For purposes of this Irrevocable Proxy (the “Proxy”), (a) “Subject Securities” means: (i) all securities of the Company (including all shares of common stock of the Company (“Company Common Stock”), and all options, warrants and other rights to acquire shares of Company Common Stock) (including by exercise of warrants) owned by Stockholder as of the date of this Proxy; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock (including by exercise of warrants) and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Proxy through the Termination Date, and (b) any Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if such Stockholder is the “beneficial owner” of such security within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Securities are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Securities at any time prior to the Termination Date (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Purchase Agreement of even date herewith, by and between the Company and the undersigned stockholder (the “Purchase Agreement”), and is granted in consideration of the Company entering into said Purchase Agreement. As used herein, the term “Termination Date” shall mean the date of the Closing (as defined in the Purchase Agreement).

The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the Termination Date, in the sole discretion of such proxy and attorney, to act as the undersigned’s attorney and proxy to vote the Subject Securities, and to exercise all voting and other rights of the undersigned with respect to the Subject Securities (including, without limitation, the power to execute and deliver written consents pursuant to Delaware law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting on any matter or proposal for which such Subject Securities may be voted at such meeting or written consent in lieu thereof.

This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Subject Securities).

Dated: December 1, 2010	By:	Prides Capital Partners, LLC, general partner

By:
(Signature of Stockholder)

PRIDES CAPITAL FUND I, L.P.
(Print Name of Stockholder)

Number of shares of common stock of the Company owned of record as of the date of this proxy:

848,500 shares and 213,675 Common Stock purchase warrants